As filed with the Securities and Exchange Commission on February 8, 2019

Registration No. 333-229223

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNOVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	98-0814124 (I.R.S. Employer Identification Number)

8845 Rehco Road

San Diego, CA 92121

(858) 964-5123

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Bassam Damaj, President and Chief Executive Officer

Innovus Pharmaceuticals, Inc.

8845 Rehco Road

San Diego, CA 92121

 (858) 964-5123

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications to:

Daniel W. Rumsey, Esq. Caitlin Murphey, Esq. Disclosure Law Group,	Randy Berholtz Executive Vice President Corporate Development, and General Counsel
a Professional Corporation	Innovus Pharmaceuticals, Inc.
655 West Broadway, Suite 870	8845 Rehco Road
San Diego, California 92101	San Diego, CA 92121
Tel: (619) 272-7050	Tel: (858) 249-9873
Fax: (619) 330-2101	Fax: (858) 249-7879

Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Innovus Pharmaceuticals, Inc. (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-229223) for the sole purpose of filing Exhibits 5.1 and 23.1, as well as an updated Exhibit 23.2 that is currently dated, with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement. Accordingly, this Amendment No. 1 consists of only the facing page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than commissions payable by us in connection with the sale of Common Stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$1,114
Accounting fees and expenses	$6,000
Legal fees and expenses	$35,000
Miscellaneous fees and expenses	$5,000
Total	$47,114

Item 14.  Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Amended and Restated Articles of Incorporation (“Charter”) limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

●	any breach of the director’s duty of loyalty to us or our stockholders

●	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law

●	or under applicable Sections of the Nevada Revised Statutes

●	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes, or

●	for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of our directors, officers and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves such settlement and reimbursement as being for our best interests. Our Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Innovus. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Innovus in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Item 15.  Recent Sales of Unregistered Securities

Set forth below is information regarding all securities sold by us within the last three years which were not registered under the Securities Act. Also included is the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

In January 2016, we issued 225,000 shares of Common Stock to certain individuals as compensation for services rendered to us.

In February 2016, we issued 1,890,000 shares of Common Stock to certain third-party firms as compensation for services rendered to us.

In March 2016, we issued 1,000,000 shares of Common Stock to a third-party firm as compensation for services rendered to us.

In April 2016, we issued 1,935,000 shares of Common Stock to certain third-party firms as compensation for services rendered to us.

On April 18, 2016, we received notifications from two of our warrant holders of their intent to exercise their warrants in full under the cashless exercise provisions of their respective warrant agreements. In connection with the exercise of the warrants, we agreed to reduce the exercise price of these warrants to $0.07 per share and $0.0565 per share, which resulted an additional 469,447 and 981,457 warrants, respectively, being issued in April 2016. We issued 3,193,446 shares of Common Stock upon exercise of the warrants by the two warrant holders.

In May 2016, we issued 550,000 shares of Common Stock to certain third-party firms as compensation for services rendered to us.

In May 2016, we entered into securities purchase agreements with two unrelated third-party investors pursuant to which the investors loaned us gross proceeds of $150,000, and we issued to such investors (i) promissory notes in the aggregate principal amount of $150,000, and (ii) 1.25 million restricted shares of Common Stock.

In June 2016, we issued 1,000,000 shares of Common Stock to a third-party firm as compensation for services rendered to us.

From June 30, 2016 to July 25, 2016 we entered into securities purchase agreements with certain accredited investors, pursuant to which we sold and issued to the investors the following securities: (i) convertible promissory notes in the aggregate principal amount of $3,303,889, which notes had an original issue discount of 10%, bear interest at a rate of 5% per annum, were convertible into shares of Common Stock at a price of $0.25 per share, and matured on July 30, 2017; (ii) warrants to purchase 3,000,000 shares of Common Stock at a price of $0.40 per share, which warrants expire in 2021; and (iii) 7,500,000 shares of Common Stock. The transactions resulted in gross proceeds of $3,000,000, which we used for general working capital purposes. In addition, we entered into a registration right agreement with such purchasers to file a registration statement to register the shares of Common Stock issued as well as those shares of Common Stock underlying to the warrants and promissory notes that were issued to the investors. The promissory notes were paid in full in July 2017.

On July 12, 2016, the Company issued 100,000 shares of its Common Stock valued at $23,000 for the settlement of certain clinical and regulatory milestones under the in-license agreement for Sensum+(R).

On August 11, 2016, the Company issued 191,908 shares of its Common Stock upon the cashless exercise of warrants to purchase 245,157 shares of common stock that were previously issued in connection with a note payable.

During the three months ended September 30, 2016, the Company issued 2,140,714 shares of its Common Stock valued at $638,743 in exchange for services under the Company's existing consulting and service agreements with third parties.

During the three months ended September 30, 2016, certain 2016 Note holders elected to convert $1,420,265 in principal and interest into 5,681,060 shares of Common Stock.

In October & November 2016, certain 2016 Note holders elected to convert $328,805 in principal and interest into 1,315,220 shares of Common Stock.

In October 2016, we issued 556,786 shares of Common Stock to certain third-party firms as compensation for services rendered to us.

In November 2016, we issued 335,000 shares of Common Stock to a third-party firm as compensation for services rendered to us.

In November 2016, we issued 12,808,796 shares of Common Stock to Novalere Holdings, LLC in connection with the Amendment and Supplement to a Registration Rights and Stock Restriction Agreement.

In December 2016, we issued 1,315,000 shares of Common Stock to certain third-party firms as compensation for services rendered to us.

In December 2016, we entered into securities purchase agreements with three unrelated third-party investors pursuant to which the investors loaned us gross proceeds of $500,000, and we issued to such investors (i) promissory notes in the aggregate principal amount of $550,000, and (ii) 1,111,111 restricted shares of Common Stock. In August, 2017, one of the investors converted the remaining principal and interest balance of the promissory note of $57,004 into 712,551 restricted shares of Common Stock through an exchange agreement. In October, 2017, two of the investors converted the remaining principal and interest balance of the promissory notes of $515,546 into 8,592,431 restricted shares of Common Stock through an exchange agreement.

In January 2017, we entered into a securities purchase agreement with an unrelated third-party investor pursuant to which the investor loaned us gross proceeds of $150,000, and we issued to such investor (i) a promissory note in the aggregate principal amount of $165,000, and (ii) 330,000 restricted shares of our Common Stock. In September, 2017, the investor converted the remaining principal and interest balance of the promissory note of $170,221 into 2,127,765 restricted shares of Common Stock through an exchange agreement.

In January 2017, we issued 225,000 shares of Common Stock valued at $44,662 in connection with the amendment to the in-license agreement for Sensum+(R).

In January 2017, we issued 335,000 shares of Common Stock to a third-party firm as compensation for services rendered to us.

In February 2017, we issued 824,023 shares of Common Stock to certain third-party firms as compensation for services rendered to us.

In March 2017, certain 2016 Notes holders elected to convert $350,610 in principal and interest into 1,402,440 shares of Common Stock.

In April and May 2017, we issued 418,349 shares of Common Stock to certain third-party firms as compensation for services rendered to us.

In September 2017, we entered into a securities purchase agreement with an unrelated third-party investor pursuant to which the investor loaned us gross proceeds of $150,000, and we issued to such investor (i) a promissory note in the aggregate principal amount of $165,000, and (ii) 895,000 restricted shares of our Common Stock. In April, 2018, this investor converted the remaining principal and interest balance of the promissory note of $169,543 into 1,474,287 restricted shares of Common Stock through an exchange agreement.

During the three months ended September 30, 2017, we issued 644,405 shares of our Common Stock valued at $68,700 in exchange for services under existing consulting and service agreements with third parties.

In October 2017, we entered into securities purchase agreements with two unrelated third-party investors pursuant to which the investors loaned us gross proceeds of $500,000, and we issued to such investors (i) promissory notes in the aggregate principal amount of $600,000, and (ii) 600,000 restricted shares of Common Stock. In March, 2018, one of the investors converted the remaining principal and interest balance of the promissory note of $166,667 into 2,250,000 restricted shares of Common Stock through an exchange agreement.

In October 2017, we issued 216,484 shares of Common Stock to certain third-party firms as compensation for services rendered to us.

In November 2017, we issued 186,178 shares of Common Stock to a third-party firm as compensation for services rendered to us.

In December 2017, we issued 1,386,517 shares of Common Stock to certain third-party firms as compensation for services rendered to us.

In December 2017, we entered into securities purchase agreements with three unrelated third-party investors pursuant to which the investors loaned us gross proceeds of $850,000, and we issued to such investors (i) promissory notes in the aggregate principal amount of $950,000, and (ii) 1.6 million restricted shares of Common Stock. In July, 2018, one of the investors converted the remaining principal and interest balance of the promissory note of $402,433 into 3,832,695 restricted shares of Common Stock through an exchange agreement. In August, 2018, two of the investors converted the remaining principal and interest balance of the promissory notes of $250,000 into 2,380,954 restricted shares of Common Stock through an exchange agreement.

In January 2018 we issued 877,803 shares of Common Stock to certain third-party consulting firms for services rendered.

In January and March 2018, we entered into securities purchase agreements with three unrelated third-party investors pursuant to which the investors loaned us gross proceeds of $1,227,500, and we issued to such investors (i) promissory notes in the aggregate principal amount of $1,496,875, and (ii) 1.282 million restricted shares of Common Stock. In August, 2018, two of the investors converted the remaining principal and interest balance of the promissory notes of $275,000 into 2,857,144 restricted shares of Common Stock through an exchange agreement. In November, 2018, one of the investors converted the remaining principal and interest balance of the promissory note of $100,000 into 1,250,000 restricted shares of Common Stock through an exchange agreement.

In February and March 2018, we entered into securities purchase agreements with two unrelated third-party investors pursuant to which the investors loaned us gross proceeds of $650,000, and we issued to such investors (i) promissory notes in the aggregate principal amount of $720,000, and (ii) 1.485 million restricted shares of Common Stock. In October, 2018, one of the investors converted the remaining principal and interest balance of the promissory note of $340,036 into 4,250,445 restricted shares of Common Stock through an exchange agreement. In November, 2018, one of the investors converted the remaining principal and interest balance of the promissory note of $142,915 into 2,198,692 restricted shares of Common Stock through an exchange agreement.

In March 2018, we issued 314,737 restricted shares of Common Stock to a third-party consultant for services rendered.

In July 2018, we entered into a securities purchase agreement with an unrelated third-party investor pursuant to which the investor loaned us gross proceeds of $500,000, and we issued to such investor (i) the July 2018 5% Notes Payable, in the aggregate principal amount of $550,000, and (ii) 1.6 million restricted shares of our Common Stock.

In August 2018, we entered into securities purchase agreements with two unrelated third-party investors pursuant to which the investors loaned us gross proceeds of $1.0 million, and we issued to such investors (i) the August 2018 Notes payable, in the aggregate principal amount of $1.2 million, and (ii) 1.0 million restricted shares of our Common Stock.

In September 2018, we entered into a securities purchase agreement with an unrelated third-party investor pursuant to which the investor loaned us gross proceeds of $350,000, and we issued to such investor (i) the September 2018 5% Notes Payable, in the aggregate principal amount of $390,000, and (ii) 1.0 million restricted shares of our Common Stock.

In October 2018, we entered into a securities purchase agreement with an unrelated third-party investor pursuant to which the investor loaned us gross proceeds of $500,000, and we issued to such investor (i) a promissory note in the principal amount of $550,000, and (ii) 1.6 million restricted shares of our Common Stock.

In November 2018, we entered into securities purchase agreements with three unrelated third-party investors pursuant to which the investors loaned us gross proceeds of $900,000, and we issued to such investors (i) promissory notes in the aggregate principal amount of $1.1 million, and (ii) 1.2 million restricted shares of our Common Stock.

In November 2018, we acquired the assets of Boston Topicals, LLC. As part of the purchase consideration we issued an aggregate of 721,154 shares of Common Stock to the sellers of the assets.

On December 2018, we entered into a securities purchase agreement with an unrelated third-party investor pursuant to which the investor loaned us gross proceeds of $350,000, and we issued to such investor (i) a promissory note in the principal amount of $390,000, and (ii) 350,000 restricted shares of our Common Stock.

In December 2018, we issued 860,058 shares of Common Stock to certain third-party consultant for services rendered.

We believe that each of the offers, sales and issuances of securities described in Item 15 were exempt from registration under the Securities Act pursuant to Regulation D under the Securities Act or pursuant to Section 4(a)(2) or Section 3(a)(9) of the Securities Act regarding transactions not involving a public offering. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits.  The exhibits are incorporated by reference to the Exhibit Index attached hereto and a part hereof by reference.

(b) Financial Statements.  See page 80 for an index of the financial statements included in the Registration Statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on February 8, 2019.

INNOVUS PHARMACEUTICALS, INC.

By: /s/ Bassam Damaj
Bassam Damaj, Ph.D. President and Chief Executive Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director, President and Chief Executive Officer	February 8, 2019
Bassam Damaj, Ph.D.	(Principal Executive Officer)

*	Vice President, Chief Financial Officer	February 8, 2019
Ryan Selhorn, CPA	(Principal Accounting and Financial Officer)

*	Chairman of the Board of Directors	February 8, 2019
Henry Esber, Ph.D.

*	Director	February 8, 2019
Ziad Mirza, M.D.

*	Director	February 8, 2019
Vivian Liu

*	Director	February 8, 2019
Dean Nuhaily

* By: /s/ Randy Berholtz

Attorney-in-fact

  EXHIBIT INDEX

Exhibit No.	Description

2.1

Merger Agreement and Plan of Merger, dated as of July 13, 2011, by and among FasTrack, Inc., a Delaware corporation, North Horizon, Inc., a Nevada corporation and North First General, Inc., a Utah corporation, a wholly-owned subsidiary of North Horizon, Inc. filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on July 20, 2011 and incorporated herein by reference.

2.2

Asset Purchase Agreement dated April 19, 2013, between Innovus Pharmaceuticals, Inc. and Centric Research Institute, Inc. filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on April 24, 2013 and incorporated herein by reference.

2.3

Agreement and Plan of Merger, made as of December 24, 2013, by and among Innovus Pharmaceuticals, Inc., Innovus Acquisition Corporation, Semprae Laboratories, Inc., the major stockholders of Semprae Laboratories, Inc. party thereto and Quaker Bioventures II, L.P., as principal stockholder of Semprae Laboratories, Inc., filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on December 30, 2013 and incorporated herein by reference.

2.4

Agreement and Plan of Merger, dated February 4, 2015, by and among Innovus Pharmaceuticals, Inc., Innovus Pharma Acquisition Corporation, Innovus Pharma Acquisition Corporation II, Novalere FP, Inc. and Novalere Holdings, LLC, filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on February 5, 2015 and incorporated herein by reference.

2.5

Asset Purchase Agreement, dated February 8, 2016, by and between Innvous Pharmaceuticals, Inc. and Beyond Human LLC, filed as an exhibit to the Registrant’s current report on Form 8-k, filed with the SEC on February 11, 2016, and incorporated herein by reference.

3.1

Amended and Restated Articles of Incorporation of the Registrant as filed with the Office of the Secretary of State of the State of Nevada on October 10, 2016, filed as an exhibit to the Registrant’s registration statement on Form S-8, filed with the SEC on November 28, 2016, and incorporated herein by reference.

3.2

Amended and Restated Bylaws of the Registrant, filed as an exhibit to the Registrant’s registration statement on Form S-8, filed with the SEC on November 28, 2016, and incorporated herein by reference.

3.3

Certificate of Amendment to Articles of Incorporation of the Registrant as filed with the Office of the Secretary of State of the State of Nevada on October 13, 2011 changing the Registrant’s name from North Horizon, Inc., a Nevada corporation to Innovus Pharmaceuticals, Inc., a Nevada corporation, filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on December 12, 2011 and incorporated herein by reference.

3.4

Certificate of Correction to the Company’s Articles of Incorporation, dated July 30, 2013, filed with the Secretary of State for the State of Nevada, filed as an exhibit to the Registrant’s annual report on Form 10-K, filed with the SEC on March 28, 2014 and incorporated herein by reference.

4.1	Form of Securities Purchase Agreement filed as Exhibit 4.1 to the Registrant's report on Amendment No. 1 to Form S-1 filed with the SEC on March 13, 2017 and incorporated herein by reference.
4.2	Form of Series A and Series B Warrant filed as Exhibit 4.2 to the Registrant's report on Amendment No. 1 to Form S-1 filed with the SEC on March 13, 2017 and incorporated herein by reference.
4.3	Form of Placement Agent Warrant filed as Exhibit 4.3 to the Registrant's report on Amendment No. 1 to Form S-1 filed with the SEC on March 13, 2017 and incorporated herein by reference.
4.4	Form of Series A, Series B and Series C Warrant filed as Exhibit 4.1 to the Registrant’s current report on Form 8-K, filed with the SEC on December 31, 2018 and incorporated herein by reference.
5.1	Opinion of Disclosure Law Group, a Professional Corporation.
10.1

Employment Agreement, dated January 22, 2013, between Innovus Pharmaceuticals, Inc. and Bassam Damaj, Ph.D., filed as an exhibit to the Registrant’s annual report on Form 10-K, filed with the SEC on March 19, 2013, and incorporated herein by reference.

10.2

2013 Equity Incentive Plan of the Registrant, effective February 15, 2013, filed as an exhibit to the Registrant’s registration statement on Form S-8, filed with the SEC on February 15, 2013, and incorporated herein by reference.

10.3

Form of Restricted Stock Agreement under the Registrant’s 2013 Equity Incentive Plan, effective February 15, 2013, filed as an exhibit to the Registrant’s registration statement on Form S-8, filed with the SEC on February 15, 2013, and incorporated herein by reference.

10.4

Form of Stock Unit Agreement under the Registrant’s 2013 Equity Incentive Plan, effective February 15, 2013, filed as an exhibit to the Registrant’s registration statement on Form S-8, filed with the SEC on February 15, 2013, and incorporated herein by reference.

10.5

Form of Nonstatutory Stock Option Agreement under the Registrant’s 2013 Equity Incentive Plan, effective February 15, 2013, filed as an exhibit to the Registrant’s registration statement on Form S-8, filed with the SEC on February 15, 2013, and incorporated herein by reference.

10.6

Form of Incentive Stock Option Agreement under the Registrant’s 2013 Equity Incentive Plan, effective February 15, 2013, filed as an exhibit to the Registrant’s registration statement on Form S-8, filed with the SEC on February 15, 2013, and incorporated herein by reference.

10.7

Form of Officer and Director Indemnification Agreement, dated June 2013, filed as an exhibit to the Registrant’s quarterly report on Form 10-Q, filed with the SEC on August 13, 2013, and incorporated herein by reference.

10.8

Amended and Restated Innovus Pharmaceuticals, Inc. Non-Employee Director Compensation Plan, dated October 1, 2013, filed as an exhibit to the Registrant’s quarterly report on Form 10-Q, filed with the SEC on November 14, 2013, and incorporated herein by reference.

10.9	Innovus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, filed as an exhibit to the registration statement on Form S-8, filed with the SEC on January 2, 2015, and incorporated herein by reference.
10.10

Form of Warrant between the Company and Lynnette Dillen, dated January 21, 2015, filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on January 23, 2015, and incorporated herein by reference.

10.11

Form of Warrant Amendment between the Company and Lynnette Dillen, dated January 21, 2015, filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on January 23, 2015, and incorporated herein by reference.

10.12

Employment Agreement Amendment, between Innovus Pharmaceuticals, Inc. and Bassam Damaj, dated January 21, 2015, filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on January 23, 2015, and incorporated herein by reference.

10.13

Registration Rights and Stock Restriction Agreement, dated February 4, 2015, by and between Innovus Pharmaceuticals, Inc., and Novalere Holdings, LLC, filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on February 5, 2015, and incorporated herein by reference.

10.14

Voting Agreement, dated February 4, 2015, by and between Innovus Pharmaceuticals, Inc., and Novalere Holdings, LLC, filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on February 5, 2015, and incorporated herein by reference.

10.15

Form of Securities Purchase Agreement, dated July 15, 2015, filed as an exhibit to the Registrant's current report on Form 8-K, filed with the SEC on August 3, 2015, and incorporated herein by reference.

10.16

Form of Securities Purchase Agreement, dated August 25, 2015, filed as an exhibit to the Registrant's current report on Form 8-K, filed with the SEC on September 2, 2015, and incorporated herein by reference.

10.17

Form of Common Stock Purchase Warrant Agreement, dated August 25, 2015, filed as an exhibit to the Registrant's current report on Form 8-K, filed with the SEC on September 2, 2015, and incorporated herein by reference.

10.18

Form of Registration Rights Agreement, dated August 25, 2015, filed as an exhibit to the Registrant's current report on Form 8-K, filed with the SEC on September 2, 2015, and incorporated herein by reference.

10.19

Form of Share Issuance Agreement, dated August 27, 2015, filed as an exhibit to the Registrant's current report on Form 8-K, filed with the SEC on September 2, 2015, and incorporated herein by reference.

10.20

Form of Purchase Agreement, dated February 19, 2016, by and among the Company and SBI Investments, LLC 2014-1, filed as an exhibit to the Registrant’s report on Form 8-K with the SEC on March 1, 2016, and incorporated herein by reference.

10.21

20% Secured Promissory Note, dated February 19, 2016 by and among the Company ad SBI Investments, LLC 2014-1, filed as an exhibit to the Registrant’s report on Form 8-K with the SEC on March 1, 2016, and incorporated herein by reference.

10.22

Security Agreement, dated February 19, 2016 by and among the Company and SBI Investments, LLC 2014-1, filed as an exhibit to the Registrant’s report on Form 8-K with the SEC on March 1, 2016, and incorporated herein by reference.

10.23

Form of Securities Purchase Agreement, dated June 30, 2016, filed as an exhibit to the Registrant's current report on Form 8-K, filed with the SEC on July 6, 2016, and incorporated herein by reference.

10.24	Form of Convertible Promissory Note, dated June 30, 2016, filed as an exhibit to the Registrant's current report on Form 8-K, filed with the SEC on July 6, 2016, and incorporated herein by reference.
10.25

Form of Common Stock Purchase Warrant Agreement, dated June 30, 2016, filed as an exhibit to the Registrant's current report on Form 8-K, filed with the SEC on July 6, 2016, and incorporated herein by reference.

10.26	Form of Registration Rights Agreement, filed as an exhibit to the Registrant's current report on Form 8-K, filed with the SEC on July 6, 2016, and incorporated herein by reference.
10.27	Garden State Securities Engagement Agreement, filed as an exhibit to the Registrant's Registration Statement on Form S-1, filed with the SEC on August 9, 2016, and incorporated herein by reference.
10.28

H.C. Wainwright and Co., LLC Engagement Agreement filed as an exhibit to the Registrant's Registration Statement on Form S-1, filed with the SEC on August 9, 2016, and incorporated herein by reference.

10.29

First Amendment to the Securities Purchase Agreement filed as an exhibit to the Registrant's Registration Statement on Form S-1, filed with the SEC on August 9, 2016, and incorporated herein by reference.

10.30	10% Debenture, filed as an exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on August 15, 2016, and incorporated herein by reference.
10.31	Securities Purchase Agreement, filed as an exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on August 15, 2016, and incorporated herein by reference.
10.32	Promissory Note, filed as an exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on August 15, 2016, and incorporated herein by reference.
10.33

Employment Agreement, between Innovus Pharmaceuticals, Inc. and Robert Hoffman, dated September 6, 2016, filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on August 29, 2016 and incorporated herein by reference.

10.34

Employment Agreement, between Innovus Pharmaceuticals, Inc. and Randy Berholtz, dated January 9, 2017, filed as an exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on January 6, 2017, and incorporated herein by reference.

10.35	Innovus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, filed as an exhibit to the registration statement on Form S-8, filed with the SEC on January 2, 2015, and incorporated herein by reference.
10.36

Amended and Restated 2016 Equity Incentive Plan of the Registrant, filed as an exhibit to the Registrant’s registration statement on Form S-8, filed with the SEC on November 28, 2016, and incorporated herein by reference.

10.37

H.C. Wainwright and Co., LLC Engagement Agreement, dated January 17, 2017, filed as an exhibit to the Registrant’s registration statement on Form S-1, filed with the SEC on February 1, 2017, and incorporated herein by reference.

10.38

Employment Agreement, dated as of September 23, 2016 by and between Innovus Pharmaceuticals, Inc. and Rauly Gutierrez (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 14, 2017)

10.39

Employment Agreement, dated as of April 27, 2018, by and between Innovus Pharmaceuticals, Inc. and Ryan J. Selhorn (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 23, 2017)

10.40

Letter Agreement by and between Innovus Pharmaceuticals, Inc. and H.C. Wainwright and Co., LLC, dated November 19, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 31, 2018).

10.41	Form of Securities Purchase Agreement, dated December 30, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 7, 2019).
10.43	Form of Registration Rights Agreement, dated December 30, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 31, 2018).
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K filed April 2, 2018)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed April 2, 2018)
23.1	Consent of Hall and Company, Independent Registered Public Accounting Firm
23.2	Consent of Disclosure Law Group, a Professional Corporation (to be included in Exhibit 5.1)
24.1	Power of Attorney (located on signature page of Registration Statement on Form S-1, filed January 14, 2019)